Exhibit 99.1(a)

PRESS RELEASE                                 CONTACT: TIFFANY K. GLENN
FOR IMMEDIATE RELEASE                                  SENIOR VICE PRESIDENT AND
                                                       MARKETING OFFICER
                                                       (757) 217-1000

                    AMERICA'S COMMUNITY BANKERS NASDAQ INDEX
                       TO INCLUDE HAMPTON ROADS BANKSHARES

NORFOLK, VIRGINIA, December 1, 2006: Hampton Roads Bankshares, Inc. (NASDAQ:
HMPR), the financial holding company for Bank of Hampton Roads, announced today that it has been selected for inclusion in the America's Community Bankers NASDAQ Index, ticker symbol ACBQ.

America's Community Bankers and the NASDAQ Stock Market launched this index in December 2003 to track the strong performance of the community-based banking sector and to increase the visibility of publicly-traded community banks. As of December 1, 2006, the index includes 528 community banks with a total market capitalization over $200 billion. It is the most broadly representative benchmark that measures the performance of community banks.

Jack W. Gibson, President and Chief Executive Officer of Hampton Roads Bankshares, recently presented on behalf of the company at the America's Community Bankers Community Bank Investor Conference in New York. The two day conference was attended by industry securities analysts and investors. Mr. Gibson commented, "The event offered us an invaluable opportunity to introduce our company to analysts and investors outside of our market. I am honored that America's Community Bankers and NASDAQ have chosen Hampton Roads Bankshares to be a part of the index that sets the benchmark for community bank performance."

ABOUT HAMPTON ROADS BANKSHARES
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Hampton Roads Bankshares, Inc. is a financial holding company that was formed in
2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates
17 banking offices in the Hampton Roads region of southeastern Virginia and is scheduled to open another in 2007. Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed and furnished to the Securities and Exchange Commission.